THIS WARRANT AND THE SECURITIES  ISSUABLE UPON THE EXERCISE HEREOF HAVE
   NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                                  MCY.COM, INC.

                            VOID AFTER ________, 20__

         This Warrant (the "Warrant") is issued to ___________ or his registered assigns ("Holder") by MCY.com, Inc., a Delaware corporation (the "Company"), on ________, 20__ (the "Warrant Issue Date") for consideration of $100 in the aggregate, receipt of which is hereby acknowledged.

         1. Purchase Shares. Subject to the terms and conditions herein set forth, the Holder is entitled, upon surrender of this Warrant at the principal corporate office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company up to ____________shares of common stock (the "Warrant Shares") of the Company, $.001 par value (the "Common Stock") at the Exercise Price (defined below), subject to adjustment as provided in Section 7.

         2. Exercise Price. The purchase price for the Shares shall be $____ per Warrant Share, as adjusted from time to time pursuant to Section 7 hereof (the "Exercise Price").

         3. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the period commencing on the Warrant Issue Date and ending at 5:00 p.m. on _______, 20__ (the "Exercise Period").

         4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the rights to purchase the Warrant Shares evidenced hereby. Such exercise shall be effected by:

                  (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Secretary of the Company at its principal corporate offices; and

                  (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased.

         5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty
(30) days of the delivery of the subscription notice and the Holder's compliance with Section 4 hereof.

         6. Issuance of Shares. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

         7. Adjustment of Exercise Price and Kind and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                  (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time during the Exercise Period of this Warrant
         (i) subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or (ii) issue additional shares of its Common Stock or other equity securities as a dividend with respect to any shares of its Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per Warrant Share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                  (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant (subject to adjustment of the Exercise Price as provided in Section 7, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                  (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

                  (d) Issuance of New Warrant. Upon the occurrence of any of the events listed in this Section 7 that results in an adjustment of the type, number or exercise price of the securities underlying this Warrant, the Holder shall have the right to receive a new warrant reflecting such adjustment upon the Holder tendering this Warrant in exchange. The new warrant shall otherwise have terms identical to this Warrant.

         8.       Covenants and Conditions.

                  (a) No Impairment. Pursuant to the terms and conditions of this Warrant, Company shall: (i) reserve an appropriate number of shares of Company's Common Stock to facilitate the issuance of shares to Holder pursuant to this Warrant, (ii) not amend its articles in a manner which would materially impair Company's ability to comply with the terms of the Warrant or otherwise unfairly impair the rights of the Holder.

                  (b) Registration Rights. The Company hereby grants the Holder one piggyback registration right on customary terms and conditions (including the Company's agreement to pay all expenses of such registrations other than underwriting discounts). Notwithstanding the foregoing, Holder's rights hereunder shall be subordinate to holders of securities of the Company who currently hold piggyback registration rights.

         9. Representations and Warranties. Pursuant to the terms and conditions of this Warrant, the Company represents and warrants that (i) the Company is duly organized under the laws of the State of Delaware, and (ii) the issuance of this Warrant has been duly authorized by all necessary corporate action of the Company and does not conflict with the terms any of the bylaws, articles of incorporation or any material agreements of the Company.

         10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

         11. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the shares of Common Stock issuable on the exercise hereof, including, without limitation, the right to vote such shares of Common Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

         12. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

         13. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any shares of Common Stock purchased under this Warrant at the time outstanding (including securities into which such shares have been converted), each future holder of all such Shares, and the Company.

         14. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon an automatic machine generated confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one business day after being sent, when sent by professional overnight courier service, or (iv) five business days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal corporate office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

         15. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

         16. Governing Law. This Warrant shall be governed by the laws of the State of Delaware as applied to agreements among Delaware residents made and to be performed entirely within the State of Delaware, and without reference to any of its conflict of laws principles.

         IN WITNESS WHEREOF, MCY.com, Inc. caused this Warrant to be executed by an officer thereunto duly authorized.

                                                   MCY.COM, INC.

                                                  By:___________________________

                                                  Name:________________________

                                                  Address:



                                                  Fax Number:

                               NOTICE OF EXERCISE
                               ------------------

To:

                  The undersigned hereby elects to:

         ________ (a) Purchase _________________ shares of Common Stock of _____________, pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

                  The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                       WARRANTHOLDER:

                                       -----------------------------------------


                                       By:


                                       Address:

Date:


Name in which shares should be registered:

                  AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK

         This Amendment to the Warrant to Purchase Common Stock of MCY.com, Inc. issued on _____________, 20__ (the "Warrant") to ________________ (the "Holder")
by MCY.com, Inc. (the "Company") is made as of this ___ day of ________, 20___.

         WHEREAS: The Company has issued a Warrant to the Holder dated ________, 20__; and

         WHEREAS: The Company and the Holder wish to amend the Warrant as set forth herein.

         NOW THEREFORE, the Company and the Holder hereby agree as follows:

         1. Section 8 (b) is hereby amended to read as follows:

8 (b) Registration Rights. At any time after the execution of this Agreement, if the Company determines that it will file a registration statement under the 1933 Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Company's existing securities holders) on any form that would also permit the registration of the Warrant Shares and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its securities to be sold for cash, at such time the Company will, within forty-five (45) days following such determination, give the Holder written notice by registered mail of such determination setting forth the date on which the Company proposes to file such registration statement, which date will be no earlier than thirty (30) days from the date of such notice, and advising the Holder of its right to have its Warrant Shares included in such registration. Upon the written request of the Holder received by the Company no later than thirty (30) days after the date of the Company's notice, the Company will use all reasonable efforts to cause to be registered under the 1933 Act all of the Warrant Shares that the Holder has so requested to be registered. If, in the written opinion of the managing underwriter or underwriters (or, in the case of a non-underwritten offering, in the written opinion of the placement agent), the total amount of such securities to be so registered, including such Warrant Shares, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, then the amount of the Warrant Shares to be offered for the accounts of the Holder will be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the recommended amount; provided, that if securities are being offered for the account of other persons which have registration rights which are pari passu with the Holder as well as the Company, such reduction will not represent a greater fraction of the number of securities intended to be offered by the Holder than the fraction of similar reductions imposed on such other persons which have rights pari passu with the Holder, other than the Company over the amount of securities they intended to offer. Notwithstanding the foregoing, the rights of the Holder set forth in this Section 9(b), shall, only in the event of an underwritten public offering of the Company's securities, be subordinate to the rights of such shareholders and warrantholders of the Company with respect to a maximum of 11,248,408 shares of common stock and 3,133,520 shares of common stock underlying Warrants which have been issued by the Company.

         2. All other provisions of the Warrant shall remain in force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

MCY.COM, INC.



By: ________________________
         Bernhard Fritsch
         CEO

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